  Exhibit 11(a)

CONSENT OF INDEPENDENT AUDITORS

We consent to the use in this Offering Statement No. 024-11333 on Form 1-A of our report dated October 2, 2020 relating to the financial statements of Trilogy Multifamily Income & Growth Holdings I, LLC.

/s/ Deloitte & Touche LLP

Chicago, Illinois
January 8, 2021